VOLCANO CORPORATION
AMENDED AND RESTATED 2005 EQUITY COMPENSATION PLAN
2013 LONG TERM INCENTIVE PLAN
ADOPTED: FEBRUARY 19, 2013
1.Purpose. The Volcano Corporation 2013 Long Term Incentive Plan (the “Program”), established under the Volcano Corporation Amended and Restated 2005 Equity Compensation Plan (the”2005 Plan”), is intended to provide equity incentive compensation to individuals who make a significant contribution to the performance of Volcano Corporation (the “Company”). Program objectives are to: (a) provide additional motivation to our Designated Participants to focus on long-term corporate performance, (b) provide additional retention incentive for Designated Participants, and (c) further align the interests of the Designated Participants with those of our stockholders.
2.    Definitions.
Defined terms not explicitly defined in the Program but defined in the 2005 Plan will have the same definitions as in the 2005 Plan.
(a)    “Actual Award” means the number of shares of Common Stock credited to a Designated Participant under the Program during a Performance Period based on achievement of applicable Performance Goals and Other Performance Goals.
(b)    “Certification Date” means the date on which the Committee certifies whether the Performance Goals have been met under the Award Calculation Methodology set forth in the attached EXHIBIT A and whether any reductions in the Maximum Awards should be made on account of the degree of achievement of the Other Performance Goals. Absent extraordinary circumstances that delay the finalization of the Company’s audited financial statements for fiscal year 2013 beyond March 15, 2014, the Certification Date will be no later than March 15, 2014.
(c)    “Committee” means a committee of one or more members of the Board appointed by the Board pursuant to the 2005 Plan; provided, however, that for purposes of administering the 2005 Plan with respect to Designated Participants who are or may be deemed “covered employees” (as defined for purposes of Section 162(m) of the Code), the “Committee” will be composed of two or more members of the Board, each of whom is an “outside director” for purposes of Section 162(m) of the Code.
(d)    “Designated Participant” means a key Employee of the Company or an Affiliate who is designated by the Committee in writing to participate in the Program.
(e)    “Maximum Award” means the maximum number of shares of Common Stock that may be credited to a Designated Participant under the Program in respect of a specified Performance Period if the applicable Performance Goals are achieved at the levels set by the Committee during the applicable Performance Period and if the Designated Participant renders Continuous Service to the Company or an Affiliate during the entire Performance Period and through the Certification Date.
(f)    “Other Performance Goal” means a Performance Goal established by the Committee that is not an expressly enumerated Performance Goal established pursuant to Sections 13(mm) and 13(nn) of the 2005 Plan and/or that is not calculated in a manner that would allow for deductibility under Section 162(m) of the Code.

(g)    “Performance Goal” means a performance goal established by the Committee pursuant to Sections 13(mm) and 13(nn) of the 2005 Plan and that is calculated in a manner that would allow for deductibility under Section 162(m) of the Code.
(h)    “Performance Period” means the period of time selected by the Committee over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Designated Participant’s right to an Actual Award. At the discretion of the Committee, a Performance Period may be divided into shorter periods over which the attainment of one or more Performance Goals will be measured.
(i)    “Target Award” means the target number of shares of Common Stock determined by the Committee and set forth in the applicable Stock Award Agreement. The Maximum Award is equal to 150% of the Target Award.
3.    How Awards Are Earned Under the Program.
(a)    General Program Description. The Program provides the opportunity for certain key Employees to earn shares of Common Stock based on the performance of the Company. In general, the Committee will select certain key Employees to participate in the Program at the beginning of a Performance Period. Upon selection to participate in the Program, each Designated Participant will be granted a Maximum Award equal to the number of shares of Common Stock that may be earned as an Actual Award by the Designated Participant if: (i) specified levels of applicable Performance Goals are achieved during the Performance Period, (ii) the Committee does not reduce the Maximum Award on account of the degree of achievement of applicable Other Performance Goals and/or other factors, and (iii) the Designated Participant continues to render Continuous Service to the Company or any other Affiliate during the entire Performance Period, through the Certification Date and through any subsequent additional vesting period. If the Committee does reduce the Maximum Award on account of the degree of achievement of applicable Other Performance Goals and/or other factors, the Designated Participant will be eligible to earn only a portion (or none) of the shares of Common Stock subject to the Maximum Award. If the specified level of achievement of the Performance Goals is not achieved during the Performance Period, the Designated Participant will not earn any shares of Common Stock under the Program.
(b)    Maximum Award; Actual Award. The maximum number of shares of Common Stock that a Designated Participant may earn as an Actual Award will in no event exceed the Maximum Award. The methodology for establishing the Maximum Award and determining the Actual Award is set forth in the attached EXHIBIT A. As required by Section 6(c)(i) of the 2005 Plan and in accordance with Section 162(m) of the Code, the maximum number of shares of Common Stock covered by a Maximum Award that may be granted to a Designated Participant in any calendar year will not exceed 1,600,000 shares (subject to adjustment as provided in Section 9(a) of the 2005 Plan).
(c)    Designated Participants. Each key Employee of the Company or any other Affiliate who is designated by the Committee in writing for participation in the Program for a particular Performance Period will be eligible for a Maximum Award with respect to such Performance Period. The Committee will determine, in its sole discretion, as to whether an individual is a Designated Participant and such determination will be binding and conclusive on all persons. No Employee has any right (i) to be a Designated Participant in the Program, (ii) to continue as a Designated Participant, or (iii) to be granted a Maximum Award or to earn an Actual Award under the Program. The Company is not obligated to give uniform treatment (e.g., number of shares of Common Stock subject to Maximum Awards) to Employees or Designated Participants under the Program. Participation in the Program as to a particular Performance Period does not convey any right to participate in the Program as to any other Performance Period.
(d)    Performance Goals and Other Performance Goals. The Committee will determine, in its sole discretion, the Performance Goals for a particular Performance Period and Other Performance Goals, if applicable, and their relative weights. The Committee also may establish, in its sole discretion, Performance Goals and Other Performance Goals for annual, quarterly or other periods within the applicable Performance Period. The Performance Goals and Other Performance Goals for a Performance Period or for shorter periods within a Performance Period are not required to be identical to the Performance Goals and Other Performance Goals for any other Performance Period or shorter period within a Performance Period. The Committee may establish Performance Goals and Other Performance Goals for the Company that differ from those established for one or more other Participating Companies and may establish different Performance Goals and Other Performance Goals for each Designated Participant or for groups of Designated Participants. In addition, the Committee reserves the discretion to reduce the Actual Award for reasons other than failure to achieve the Other Performance Goals.
4.    Other Program Provisions.
(a)    Distribution of Actual Awards. Assessment of actual performance, determination of Actual Awards and the distribution of shares of Common Stock in respect of Actual Awards will be subject to: (i) the Committee’s certification in writing that the applicable Performance Goals and other terms of the Program have been met; (ii) the Committee’s determination as to the appropriate reductions, if any, in the amounts of the Maximum Awards in arriving at the amounts of the Actual Awards, based on the levels of achievement of applicable Other Performance Goals or other factors; and (iii) the completion of any subsequent additional vesting period. Unless the written Stock Award Agreement covering an Actual Award provides otherwise, shares of Common Stock that are credited to a Designated Participant as an Actual Award will generally be distributed to the Designated Participant (or the Designated Participant’s heirs in the case of the Designated Participant’s death) not later than March 15 of the year following the lapsing of the substantial risk of forfeiture, to ensure compliance with the short term deferral rule of Code Section 409A. Notwithstanding the foregoing, if the Company has provided a Designated Participant with a plan or program by which to defer distribution of such shares of Common Stock and the Designated Participant has made an effective election to defer such distribution under such plan or program, such shares will be distributed to the Designated Participant (or the Designated Participant’s heirs in the case of the Designated Participant’s death) in accordance with such election. The Company may, but is not required to, withhold shares of Common Stock otherwise deliverable to the Designated Participant in satisfaction of any federal, state or local tax withholding obligation relating to the delivery of shares of Common Stock under the Actual Award, but the number of shares of Common Stock so withheld will not exceed the amount necessary to satisfy the Company’s required tax withholding obligations using the minimum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income.
(b)    Employment and Termination. To earn shares of Common Stock in respect of an Actual Award under the Program, a Designated Participant must render Continuous Service during the entire Performance Period, through the Certification Date and for any subsequent additional vesting period, except as otherwise provided under the terms of the applicable Stock Award Agreement.
(c)    No Employment or Service Rights. Nothing in the Program or any instrument executed or Stock Award granted pursuant to the Program will (i) confer upon any Employee or Designated Participant any right to continue to be retained in the employ or service of the Company or any other Affiliate, (ii) change the at-will employment relationship between the Company or any other Affiliate and an Employee or Designated Participant, or (iii) interfere with the right of the Company or any other Affiliate to discharge any Employee, Designated Participant or other person at any time, with or without cause, and with or without advance notice.
(d)    Program Administration. The Committee will be responsible for all decisions and recommendations regarding Program administration and retains final authority regarding all aspects of Program administration, the resolution of any disputes, and application of the Program in any respect to a Designated Participant. All determinations and interpretations made by the Committee in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons. The Committee may, without notice, amend, suspend or terminate the Program; provided, however, that no such action may adversely affect any then outstanding Stock Award unless (i) expressly provided by the Committee; and (ii) with the consent of the Designated Participant, unless such action is necessary to comply with any applicable law, regulation or rule.
(e)    Stockholder Rights. Stock Awards granted under the Program are “restricted stock units,” and as a result, no Designated Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to a Maximum Award (including, without limitation, the right to receive dividends) unless and until such Designated Participant has received an Actual Award under the Program, has vested in the shares subject to the Actual Award, and has received delivery of such shares of Common Stock.
(f)    Recovery. Any amounts paid under the Program will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any plan of or agreement with the Company.
(g)    Validity. If any provision of the Program is held invalid, void, or unenforceable, the same will not affect, in any respect whatsoever, the validity of any other provision of the Program.
(h)    Governing Plan Document. The Program is subject to all the provisions of the 2005 Plan and is further subject to all interpretations, amendments, rules and regulations that may from time to time be promulgated and adopted by the Committee, the Board or the Company pursuant to the 2005 Plan. In the event of any conflict between the provisions of this Program and those of the 2005 Plan, the provisions of the 2005 Plan will control unless necessary for compliance with Section 162(m) of the Code.

EXHIBIT A
2013 LONG TERM INCENTIVE PLAN
AWARD CALCULATION METHODOLOGY

Parameter	Description
Designated Participants	Scott Huennekens, John Dahldorf, Dave Sheehan, Michel Lussier, Dale Flanders, Heather Ace, Joe Burnett, Darin Lippoldt, Neil Hattangadi, Jonathan Hartman, and Michele Perrino
Performance Period	2013 calendar year
Award Agreement; Maximum Award	The Committee will approve and set forth in each Designated Participant’s Award Agreement, a Maximum Award for each Designated Participant
Performance Goal
The Company must achieve an initial threshold level of performance (the “Performance Goal”) for any shares of Common Stock (the “Performance Shares”) to be earned. The Performance Goal is the achievement during the Performance Period of at least 90% of the Company’s GAAP revenue target (as set forth in the Board-approved 2013 annual operating plan), adjusted as set forth below.
•    If the Performance Goal is not met, no Performance Shares will be earned under the Program
•    If the Performance Goal is met, Designated Participants will be credited with their Maximum Awards, subject to a reduction based on the achievement of Other Performance Goals and such other factors determined by the Committee, which will determine the Actual Award earned

Other Performance Goals	The Other Performance Goals are the six Key Factors for Success or KFS (i.e., Company annual operational and financial objectives) approved by the Committee in writing
Actual Award Determination
The Maximum Award will be reduced to equal the number of Performance Shares earned as an Actual Award based on the achievement of the KFS
•    The following KFS will each be weighted at 20%:
o    Pipeline Execution
o    FM Business Unit
•    The following KFS will each be weighted at 15%:
o    Peripheral Business Unit
o    Imaging & Systems Business Unit
o    Operations Support
o    Clinical Affairs
•    The actual achievement percentage for each KFS is capped at 150% of its applicable weighting (so, if each KFS is achieved at 150% of target, the aggregate KFS achievement percentage is 150%)
•    The Actual Award is calculated as the Target Award, multiplied by the aggregate KFS achievement percentage (that is, the aggregate sum of the KFS achievement percentage for each of the six KFS).
•    Any partial shares of an Actual Award will be rounded down to the next whole share.

1.

Time-Based Vesting
Assuming achievement of the Performance Goal and the Other Performance Goals, the Actual Award is subject to the following time-based vesting schedule, subject to the Designated Participant’s Continuous Service through each vesting date:
•    33.3% of the shares vest on the Certification Date;
•    33.3% of the shares vest on December 31, 2014; and
•    33.3% of the shares vest on December 31, 2015

Adjustments from GAAP Revenue
GAAP revenue, adjusted automatically: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles; (6) to include the effects of any acquisitions, licensing transactions, divestitures, or joint ventures; (7) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends; (8) to exclude the effects of stock based compensation, deferred compensation and the award of bonuses; and (9) to exclude the effect of any other unusual, non-recurring gain or loss or other extraordinary item such as litigation expenses and material corporate transactions such as mergers, acquisitions and divestitures that were not incorporated into the Company’s annual operating plan

2.